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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

                          [Parente Randolph Letterhead]



     We hereby consent to the inclusion in this Registration Statement on Form S-1 of Fidelity D & D Bancorp, Inc., Registration No. 333-45668, filed with Amendment No. 1 to the U.S. Securities and Exchange Commission, of our report dated January 31, 2000, on The Fidelity Deposit & Discount Bank's financial statements as of December 31, 1999 and 1998, and for each of the years in the three-year period ending December 31, 1999.

     We also consent to the reference to our firm under the caption "Experts" in the related Prospectus.


                                                     /s/ PARENTE RANDOLPH, P.C.
                                                     --------------------------
                                                     PARENTE RANDOLPH, P.C.


Wilkes-Barre, Pennsylvania
Date: October 10, 2000